UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

ViewRay, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Thermo Fisher Way Oakwood Village, Ohio		44146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 6, 2020, as part of ViewRay, Inc.’s (the “Company”) broader efforts to preserve capital and foster its ability to effectively conduct its business in light of the coronavirus pandemic, several members of the Company’s leadership team are taking salary pay cuts for the remainder of 2020.

Scott Drake, President and Chief Executive Officer, and Shahriar Matin, Chief Operating Officer, are each taking a pay cut of thirty percent of their annual base salary for the remainder of 2020. Brian Knaley, Senior Vice President and Interim Chief Financial Officer, and Dr. James Dempsey, Chief Science Officer, are each taking a pay cut of twenty percent of their annual base salary for the remainder of 2020. In addition, each of the non-employee members of the Company’s board of directors are taking a thirty percent reduction in their retainer fees for the remainder of 2020.

At year-end 2020, the Company will make whole the respective officers and directors described above and pay each a lump sum in the amount of the pay cuts realized during 2020, subject to the Company’s cash position and revenue prospects for 2021 being at appropriate levels, and consistent with the Company’s capital commentary provided during its March 12, 2020 earnings call.

In the meantime, the Company will continue to assess the impact of the coronavirus pandemic on its business and may take further actions as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: April 8, 2020	By:	/s/ Robert S. McCormack
Robert S. McCormack
Senior Vice President, General Counsel and Corporate Secretary